                                                                   EXHIBIT 10.53

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

Corporation:             Digital Sound Corporation, a California Corporation
Number of Shares:        Three Hundred Thousand (300,000)
Class of Stock:          Common Stock (subject to Section 1.7)
Initial Exercise Price:  One Dollar ($1.00) per share
Issue Date:              October 30, 1997
Expiration Date:         October 30, 2002 (Subject to Article 4.1)


     THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration and pursuant to that certain First Amendment to Security and Loan Agreement, Domestic Credit and Addendum Thereto, dated October 30, 1997, IMPERIAL BANK or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE
           --------

     1.1  Method of Exercise.  Holder may exercise this Warrant by delivering
          ------------------
this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2  Conversion Right.  In lieu of exercising this Warrant as specified in
          ----------------
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

     1.3  Fair Market Value.  If the Shares are traded regularly in a public
          -----------------
market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the trading day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.4  Delivery of Certificate and New Warrant.  Promptly after Holder
          ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5  Replacement of Warrants.  On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6  Repurchase on Sale, Merger, or Consolidation of the Company.
          -----------------------------------------------------------

          1.6.1.  "Acquisition".  For the purpose of this Warrant, "Acquisition"
                   -----------
means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.6.2.  Assumption of Warrant.  If upon the closing of any Acquisition
                  ---------------------
the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

          1.6.3.  Nonassumption.  If upon the closing of any Acquisition the
                  -------------
successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 as of the closing date of the Acquisition and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

          1.6.4.  Purchase Right.  Notwithstanding the foregoing, at the
                  --------------
election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

     1.7  Adjustment From Issuance of Convertible Preferred Stock.  If on or
          --------------------------------------------------------
before April 30, 1998, the Company sells and issues to any investors, convertible preferred stock with aggregate gross proceeds to the Company of at least one million dollars ($1,000,000), this Warrant shall concurrent with the issuance of such shares of convertible preferred stock automatically be adjusted to instead be exercisable for shares of the same series and class and bearing the same rights, preferences, and privileges, of such shares of stock, with the Warrant Price (per share of Common Stock into which such convertible preferred stock may be converted) hereunder adjusted to equal the lesser of the Exercise Price then in effect or the per share (per share of Common Stock into which such convertible preferred stock may be converted) purchase price of such stockand the number of such shares subject to this Warrant adjusted to equal (i) Three hundred thousand dollars ($300,000), divided by (ii) such modified per share Warrant Price. The terms of the Imperial Bank Anti-Dilution Agreement attached hereto as Ex. A shall not apply to such issuance of preferred stock.

     1.8  Fractional Shares.  The Company shall not be required to issue any
          -----------------
fractional Warrant Share on the exercise of a Warrant. If any fraction of a share would, except for the provisions of this Section 1 be issuable on the exercise of a Warrant, the Company shall pay an amount in cash equal to the fair value of one Share on the date immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

     2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a
          ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2  Reclassification, Exchange or Substitution.  Upon any
          ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, not otherwise provided for in Sections 2.1 and 2.3 hereof, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3  Adjustments for Combinations, Etc.  If the outstanding Shares are
          ---------------------------------
combined or consolidated, by reverse stock split, reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of shares proportionately decreased.

     2.4  Adjustments for Diluting Issuances.  The Warrant Price and the number
          ----------------------------------
of Shares issuable upon exercise of this Warrant shall be subject to adjustment, from time to time, in the manner set forth on Exhibit B, if attached, in the event of Diluting Issuances (as defined on Exhibit A).

     2.5  No Impairment.  The Company shall not, by amendment of its Articles of
          -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.6  Certificate as to Adjustments.  Upon each adjustment of the Warrant
          -----------------------------
Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

     3.1  Representations and Warranties.  The Company hereby represents and
          ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances arising from obligations or actions of the Company except for restrictions on transfer provided for herein or under applicable federal and state securities laws or arising from obligations or actions of the Holder.

     3.2  Notice of Certain Events.  If the Company proposes at any time (a) to
          ------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 business days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 business days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3  Information Rights.  So long as the Holder holds this Warrant the
          ------------------
Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4  Registration Under Securities Act of 1933, as amended. The Company
          -----------------------------------------------------
agrees that the Shares shall be subject to the registration rights set forth on Exhibit B.

ARTICLE 4. MISCELLANEOUS.
           -------------

     4.1  Term: Notice of Expiration.  This Warrant is exercisable, in whole or
          --------------------------
in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

     4.2  Legends.  This Warrant and the Shares (and the securities issuable,
          -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3  Compliance with Securities Laws on Transfer.  This Warrant and the
          -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents to the Company in writing that it has complied with Rule 144(d) and
(e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4  Transfer Procedure.  Subject to the provisions of Section 4.2, Holder
          ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company. Prior to any proposed transfer of a Warrant or the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Act, the Warrant Holder will, if requested by Company, deliver to the Company:

          (i) an investment representation reasonably satisfactory to the Company signed by the proposed transferee;

          (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth in Section 4.2 on the Warrant Certificate or the certificate representing the Warrant Shares;

          (iii) an agreement by the proposed transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

          (iv) an agreement by such transferee to be bound by the provisions of this Section 4.4 relating to the transfer of the Warrant or Warrant Shares.

     4.5  Notices.  All notices and other communications from the Company to the
          -------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     4.6  Waiver.  This Warrant and any term hereof may be changed, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7  Attorneys' Fees.  In the event of any dispute between the parties
          ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

     4.9  Counterparts. This Warrant Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                         DIGITAL SOUND CORPORATION


                                         By:    /s/ B. Robert Suh
                                                -----------------------------
                                         Name:  B. Robert Suh
                                                -----------------------------
                                         Title: Vice President and CFO
                                                -----------------------------


                                  APPENDIX 1

                              NOTICE OF EXERCISE
                              ------------------


     1. The undersigned hereby elects to purchase _____________ shares of the Common Stock of Digital Sound Corp. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

               Chief Financial Officer
               Controllers Department
               Imperial Bank
               P.O. Box 92991
               Los Angeles, CA 90009

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

IMPERIAL BANK



-----------------------------
(Signature)



---------------
(Date)

                                  APPENDIX 2

                    NOTICE THAT WARRANT IS ABOUT TO EXPIRE
                    --------------------------------------

                             ___________________,



Chief Financial Officer
Controllers Department
Imperial Bank
P.O. Box 92991
Los Angeles, CA 90009


Dear Gentleperson:

     This is to advise you that the Warrant issued to you described below will expire on DATE.

Issuer:                      Digital Sound Corp.

Issue Date:                  DATE

Class of Security Issuable:  CLASS

Exercise Price Per Share:    PRICE

Number of Shares Issuable:   NUMBER OF SHARES

Procedure for Exercise:

     Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

DIGITAL SOUND CORPORATION


By:_____________________________

Its:____________________________